UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 16, 2013

VICTOR TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13023	74-2482571
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

16052 Swingley Ridge Road, Suite 300 Chesterfield, Missouri	63017
(Address of principal executive offices)	(Zip Code)

(636) 728-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On January 16, 2013, Cigweld Pty Ltd., a wholly owned subsidiary of Victor Technologies Group, Inc. (the “Company”), announced to its employees that it will be ceasing its manufacturing operations at its owned manufacturing facility in Melbourne, Australia. The Company expects to have substantially completed the discontinuation of such manufacturing activities by June 30, 2013.

The Company expects to record a pre-tax charge in the first quarter of 2013 in connection with the termination of these manufacturing operations of approximately $6.0 million to $8.0 million, including approximately $5.5 million to $6.5 million in payments for severance and other contractual employment obligations to affected employees and approximately $0.5 million to $1.5 million in non-cash charges in connection with the abandonment of certain assets. The Company expects to incur substantially all of these cash expenditures during the first six months of 2013.

The Company plans to replace the production from its Melbourne manufacturing operations through a combination of production at its other manufacturing locations and sourcing of certain products from third parties. Certain assembly activities, as well as Cigweld’s corporate offices, will remain at its current leased facilities in Melbourne. The Company is evaluating lease or sale opportunities with respect to the owned manufacturing facility in Melbourne.

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Some of the statements included in this Form 8-K, particularly those projecting the timing and amount of charges associated with the discontinuation of manufacturing operations, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Actual results and timing may differ materially from those projected herein due to numerous factors, including the Company’s ability to implement these reductions as planned, effective tax rates and unanticipated charges that may occur as a result of these actions. Readers are cautioned not to place undue reliance on any forward-looking statements contained herein, which speak only as of the date hereof and are not guarantees of performance or results. The Company undertakes no obligation to update any forward-looking statements in this Form 8-K as a result of new information or future events or developments. For a detailed discussion of risk factors that could affect our results, please refer to the risk factors identified in our annual and periodic reports, including but not limited to our 2011 Annual Report on Form 10-K, as filed with the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 17, 2013

VICTOR TECHNOLOGIES GROUP, INC.

By:	/s/ Jeffrey S. Kulka
Name:	Jeffrey S. Kulka
Title:	Executive Vice President and Chief Financial Officer